EXHIBIT 99.1

NASDAQ: EPMD	For Further Information Contact:
James Caruso, CFO
(856) 753-8533

EP MEDSYSTEMS REPORTS 2007 FOURTH QUARTER

AND FULL-YEAR FINANCIAL RESULTS

Company Achieves Record Quarterly Revenue on 29% Growth

West Berlin, NJ (March 13, 2008)—EP MedSystems, Inc. (NASDAQ: EPMD), today reported its financial results for the fourth quarter and full fiscal year ending December 31, 2007. The Company reported record quarterly revenue of $5.6 million, representing a 29% increase over the $4.4 million achieved during the fourth quarter of 2006. Total revenue for the twelve months ended December 31, 2007 was $18.9 million, a 21 % increase over the twelve months ended December 31, 2006.

Ultrasound revenue grew by 92% as compared to the fourth quarter of 2006, and by 59% to $2.0 million compared to fiscal 2006. Cash on hand at December 31, 2007 was $5.6 million, as compared to $5.6 million at September 30, 2007 and $7.7 million at December 31, 2006.

David Bruce, President and Chief Executive Officer, commented, “We achieved another quarterly revenue record and a new annual revenue record thanks to the continued growth of our EP-WorkMate® platform combined with our ViewMate® II ultrasound system and ViewFlex® catheter products. In addition, during the fourth quarter, we took further steps to align our assets and operations with our focus on these higher growth business lines going forward.”

In the fourth quarter, the Company discontinued low growth product lines and distribution operations, and wrote down inventory related to discontinued products resulting in realignment charges of approximately $1.3 million, or $.04 per share, of which approximately $940,000 were non-cash items.

Gross margin was 50% in the fourth quarter and 61% for the full year of 2007. Excluding business realignment charges, adjusted gross margin was 65% in each of the fourth quarter and the twelve months ended December 31, 2007, compared to 60% in the fourth quarter and 61% for fiscal 2006.

The Company’s net loss was $2.1 million, or $.07 per share, for the fourth quarter of 2007, and $5.5 million, or $.18 per share, for fiscal 2007. After excluding business realignment charges, adjusted net loss in the fourth quarter was $787,000, or $0.03 per share, and $4.2 million, or $0.14 per share, for the full year ended December 31, 2007. See the attached reconciliation of the Company’s non-GAAP adjusted diluted earnings per share to the Company’s GAAP diluted earnings per share.

David Bruce commented, “In 2007 we made significant progress growing revenue to record levels, penetrating the ultrasound catheter market, substantially increasing customer satisfaction with our products and services, and developing new products for 2008. Beginning this month we have started shipping our WorkMate® 4.0 products with ClearWave™ technology delivering a significant improvement in clarity of signals, a top factor considered when customers select an EP Recording System.

Non-GAAP Financial Measures

The Company provides adjusted net earnings and adjusted earnings per share because we believe that in order to properly understand the Company’s short-term and long-term financial results, investors may wish to consider the impact of certain adjustments (such as asset impairment charges, write-offs of assets related to discontinued products and headcount reductions). These adjustments result from facts and circumstances that vary in frequency and impact on the Company’s results of operations. EP MedSystems’ management uses adjusted net earnings and adjusted earnings per share to evaluate the operational performance of the Company as well as to compare results of current periods to prior periods.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference Call:

We have scheduled a conference call for 4:30 pm EST today, March 13, 2008, to discuss the financial results for the fourth quarter and full year of 2007. The call is open to all listeners and will be followed by a question and answer session. To access the live conference call, dial (800) 366-8058 and give the company name “EP MedSystems.” An audio replay of the conference call will be accessible starting two hours following the live event. Access to the replay is available through March 27, 2008 by dialing (800) 405-2236 (access code 11110436#)

About EP MedSystems:

EP MedSystems develops, manufactures and markets a line of products for use in the cardiac rhythm management or electrophysiology (“EP”) market which are used for visualization, diagnosis and treatment of cardiac rhythm disorders. The Company’s EP product line includes the EP-WorkMate® computerized electrophysiology workstation and the EP-4™ Computerized Cardiac Stimulator, with options to incorporate the MapMate® Navigation Interface, the NurseMate™ Remote Review Charting Station, and products linking our systems to hospital IT networks. In addition, our intracardiac echo (ICE) ultrasound catheter system, including our ViewFlex® intracardiac imaging catheters and ViewMate® II ultrasound imaging system, is used for live visualization of devices and anatomy during catheter based procedures in EP and interventional cardiology. For more information, visit our website at www.epmedsystems.com.

Forward-Looking Statements:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include the expectations, plans and prospects for the Company, including the future market success of our ICE products, anticipated regulatory approvals and future product launches. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements described in the Company’s filings with the SEC, including those described in the Company’s Form 10-K and Quarterly Reports on Form 10-Q. The Company does not intend to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

EP MEDSYSTEMS, INC.

INCOME STATEMENT

(Unaudited)

	Three Months		Twelve Months
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net sales	$5,619,788	$4,368,758	$18,852,372	$15,558,085
Cost of products sold	2,790,772	1,739,910	7,421,568	6,125,088

Gross profit	2,829,016	2,628,848	11,430,804	9,432,997

Operating costs and expenses:
Sales and marketing expenses	2,933,082	2,335,557	10,179,219	9,683,576
Research and development expenses	956,756	689,850	3,130,652	2,737,914
General and administrative expenses	1,022,541	801,790	3,652,416	3,736,871

Total operating expenses	4,912,379	3,827,197	16,962,287	16,158,361

Loss from operations	(2,083,363)	(1,198,349)	(5,531,483)	(6,725,364)
Interest and other income	75,640	101,059	292,055	419,514
Interest expense	(61,475)	(66,926)	(255,417)	(258,308)

Loss before income tax benefit	(2,069,198)	(1,164,216)	(5,494,845)	(6,564,158)
Income Tax benefit		86,873		86,873

Net Loss	$(2,069,198)	$(1,077,343)	$(5,494,845)	$(6,477,285)

Non Gaap Adjusted Net Loss (1)	$(787,407)	$(1,077,343)	$(4,213,054)	$(6,477,285)

Basic and diluted loss per share	$(0.07)	$(0.04)	$(0.18)	$(0.22)

Adjusted Basic and diluted loss per share (1)	$(0.03)	$(0.04)	$(0.14)	$(0.22)

Weighted average shares outstanding used to compute basic and diluted loss per share	30,405,236	30,365,236	30,390,332	29,330,452

(1)	Fourth quarter 2007 adjusted net loss and adjusted basic and diluted net loss per share exclude after-tax charges of:

a.	$609,806 or $0.02 per share related to write down of inventory related to discontinued products.
b.	$218,700 or $0.01 per share related to inventory impairments for products deemed slow moving due to new product launches.
c.	$339,178 or $0.01 per share related to staff adjustments and closing down of certain international offices and activities.
d.	$114,107 or $0.00 per share related to completion of clinical study and including write-off of clinical study supplies and equipment.

EP MEDSYSTEMS, INC.

BALANCE SHEET

(Unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$5,553,637	$7,743,239
Accounts receivable, net	4,368,992	4,808,225
Inventories, net of reserves	2,331,567	2,859,677
Prepaid expenses and other current assets	327,166	419,411

Total current assets	12,581,362	15,830,552
Property, plant and equipment, net	1,581,835	1,937,131
Goodwill	341,730	341,730
Other intangible assets, net	102,293	187,081
Other assets	20,105	14,851

Total assets	$14,627,325	$18,311,345

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Secured convertible note, current	1,998,595	—
Accounts payable	1,684,733	1,531,799
Accrued expenses	2,026,010	1,722,944
Deferred revenue	814,979	542,351

Total current liabilities	6,524,317	3,797,094
Deferred warranty revenue– non-current	547,034	335,658
Secured convertible note, non-current	—	1,989,760

Total liabilities	$7,071,351	$6,122,512

Commitments and contingencies
Shareholders’ equity:
Preferred stock	—	—
Common stock	30,406	30,366
Additional paid-in capital	68,391,581	67,423,769
Accumulated other comprehensive loss	(458,494)	(352,628)
Treasury stock, 50,000 shares at cost	(100,000)	(100,000)
Accumulated deficit	(60,307,519)	(54,812,674)

Total shareholders’ equity	7,555,974	12,188,833

Total liabilities and shareholders’ equity	$14,627,325	$18,311,345